SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): May 16, 2000


                           PORTSMOUTH SQUARE, INC.
                ---------------------------------------------------
                Exact Name of Registrant as Specified in Its Charter

                                   California
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       0-4057                                        94-1674111
 ----------------------                     ----------------------------------
(Commission File Number)                   (IRS Employer Identification Number)


11315 Rancho Bernardo Road, Suite 129
San Diego, California                                       92127-1463
---------------------------------------                     ----------
(Address of Principal Executive Offices)                     Zip Code

                               (858) 673-4722
             ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                   N/A
           ----------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)

5. Other Events

   The Annual Meeting of the Shareholders of Portsmouth Square, Inc. ("Portsmouth" or the "Company") was held on May 16, 2000, at the Luxe Summit Hotel Bel-Air, 11461 Sunset Blvd., Los Angeles, California 90049. At that meeting, all of management's nominees: John V. Winfield, Jerold R. Babin, Josef
A. Grunwald, John C. Love and William J. Nance, were elected as Directors of the Company to serve until the next Annual Meeting, with each nominee receiving in excess of 95% of the shares voted. At that Meeting, the shareholders also voted in favor of the ratification of PricewaterhouseCoopers LLP as the independent accountants of the Company. A tabulation of the vote follows:

Proposal (1) - Directors:                Votes For      Against      Abstained
                                         ---------      -------      ---------
   John V. Winfield                        623,499           0        27,051
   Jerold R. Babin                         649,759           0           791
   Josef A. Grunwald                       623,499           0        27,051
   John C. Love                            623,499           0        27,051
   William J. Nance                        623,499           0        27,051

Proposal (2) - Accountants:
   PricewaterhouseCoopers LLP              649,855         215           480



   On May 16, 2000, the Board of Directors of Portsmouth approved a change in the fiscal year end of the Company from December 31 to June 30 to coincide with the fiscal year end of its parent company, Santa Fe Financial Corporation. As a result of the change in fiscal year end, Portsmouth will not be filing a Quarterly Report on Form 10-QSB for the quarterly period ending June 30, 2000, but will be filing a Transition Report on Form 10-KSB for the six months ending June 30, 2000 on or before September 28, 2000.



                             SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PORTSMOUTH SQUARE, INC.


Dated: May 25, 2000                       By /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Vice President and Secretary